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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Time Warner Inc. and Time Warner Companies, Inc. related to the registration of Debt Securities of Time Warner Companies, Inc. unconditionally guaranteed by Time Warner Inc. of our report on the Paragon Communications financial statements and schedule dated January 19, 1995, except as to Note 6, which is as of January 27, 1995, which appears on page F-82 of the Annual Report on Form 10-K of Time Warner Entertainment Company, L.P. for the year ended December 31, 1994, which is incorporated by reference in the Time Warner Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

                                          PRICE WATERHOUSE LLP

Denver, Colorado
November 26, 1996

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